EXHIBIT 5

          [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]





                                    December 6, 2000


International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019


                  Re:   International Flavors & Fragrances Inc.
                        Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as special counsel to International Flavors & Fragrances Inc., a New York corporation (the "Company"), in connection with the registration of 4,500,000 shares (the "Shares") of the Company's common stock, par value $0.12 1/2 per share ("Common Stock"), issuable pursuant to the 2000 Supplemental Stock Award Plan of the Company (the "Plan"). The Plan provides, among other things, for the issuance of Shares subject to restrictions ("Restricted Stock") and upon the exercise of stock options ("Options").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the By-laws of the Company, as presently in effect; (v) the Plan; and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and related matters (the "Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. With your consent we have assumed that the certificates representing the Shares will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. With your consent we have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan will be consistent with the Plan, and will be duly authorized and validly executed and delivered by the parties thereto pursuant to authority granted by the Stock Option and Compensation Committee of the Board of Directors of the Company, and that the consideration received by the Company for the Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such Common Stock.

            Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            Based upon the foregoing, we are of the opinion that, with respect to the Plan, the Shares have been duly authorized for issuance by the Company and, when such Shares are issued as Restricted Stock or upon exercise of Options granted, under the terms and conditions of the Plan and as set forth in the Resolutions, such Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                             Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP